UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – February 28, 2006

(Date of earliest event reported)

QUESTAR PIPELINE COMPANY
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        0-14147                                87-0307414

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

180 East 100 South Street, P.O. Box 45360 Salt Lake City, Utah 84145-0360
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-2400

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 7.01   Regulation FD

Questar Overthrust Pipeline Company, a wholly-owned subsidiary of Questar Pipeline Company announced it has finalized a 20-year capacity lease with the sponsors of Rockies Express – Kinder Morgan Energy Partners, L.P. and Sempra Pipelines & Storage, a unit of Sempra Energy – for transportation of 625 thousand decatherms of natural gas per day.  Under the capacity lease, Rockies Express can request Overthrust to expand its system up to 1,500,000 decatherms per day upon mutual agreement of pricing terms.

Item 9.01   Financial Statements and Exhibits.

          (c)   Exhibits.

Exhibit No.

Exhibit

99.1

Release issued February 28, 2006, by Questar Corporation.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR PIPELINE COMPANY

   (Registrant)

March 2, 2006

/s/R. A. Bradley

R. A. Bradley

President and Chief Executive Officer

List of Exhibits:

Exhibit No.

Exhibit

99.1

Release issued February 28, 2006, by Questar Corporation.

QUESTAR OVERTHRUST PIPELINE COMPLETES CAPACITY LEASE WITH KINDER MORGAN-SEMPRA TO BECOME WESTERNMOST SEGMENT OF ROCKIES EXPRESS

SALT LAKE CITY — Questar Overthrust Pipeline Company, a wholly-owned subsidiary of Questar Corporation (NYSE: STR), today announced it has finalized a 20-year capacity lease with the sponsors of Rockies Express – Kinder Morgan Energy Partners, L.P. (NYSE: KMP) and Sempra Pipelines & Storage, a unit of Sempra Energy (NYSE: SRE) – for up to 625 million cubic feet (MMcf) of natural gas per day. The agreement enables Overthrust to extend its system from the Kanda Station, near Rock Springs, Wyo., by adding compression and building 77 miles of 36-inch-diameter pipeline to an interconnection with Rockies Express (Entrega Pipeline) at the Wamsutter Hub in south-central Wyoming. As a result, Overthrust will become the westernmost segment of Rockies Express, providing seamless transportation from the Opal Hub in western Wyoming and other Rocky Mountain producing basins to eastern Ohio. Under the capacity lease, Rockies Express can request Overthrust to expand its system up to 1.5 billion cubic feet (Bcf) per day upon mutual agreement of pricing terms.

“This project is important to Questar for two reasons,” said Allan Bradley, President and CEO of Questar Pipeline Company. “First, we utilize our Overthrust Pipeline asset, improving returns on capital and generating meaningful new earnings from our pipeline business. Second, we provide shippers on Rockies Express with access to more than 3 Bcf per day of supply from the Opal hub, including growing production from Pinedale and other Green River Basin fields – core areas for other Questar entities.” The Overthrust expansion to Wamsutter is expected to cost more than $200 million and be completed by December 2007.

Questar Corp. is a natural gas-focused energy company with an enterprise value of $7.1 billion. Headquartered in Salt Lake City, Questar finds, develops, produces, gathers, processes, transports and distributes natural gas.

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For more information, visit Questar’s internet site at: http://www.questar.com.